Exhibit 23.3


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               McGladrey & Pullen, LLP
    Certified Public Accountants and Consultants


            INDEPENDENT AUDITOR'S CONSENT


     We consent to our report dated January 7, 1994 on the consolidated statement of income, stockholders' equity and cash flows for the year ended December 31, 1993 of Lincolnland Bancshares, Inc. appearing in the annual report on Form 10-K of AMBANC Corp. for the year ended December 31, 1995.



                             /s/ McGladrey & Pullen, LLP

                             McGLADREY & PULLEN, LLP




Champaign, Illinois
March 27, 1996